UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 8, 2018
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01.     Other Events
On May 8, 2018, Boston Private Financial Holdings, Inc. (the "Company") provided notice of the redemption of all of the Company's currently issued and outstanding 6.95% Non-Cumulative Perpetual Preferred Stock, Series D (the "Preferred Stock"). All shares of the Preferred Stock are held on deposit by Computershare, Inc. (the "Depositary").
The redemption is in accordance with the terms of the of the Company’s Restated Articles of Organization, as amended, and the Master Depositary Agreement between the Company and the Depositary. There are 50,000 shares of Preferred Stock, or $50 million aggregate liquidation preference, currently outstanding. The redemption date for the Preferred Stock is June 15, 2018 (the "Redemption Date"). Under the terms of the Preferred Stock, the redemption price will be 100% of the liquidation preference of the Preferred Stock to be redeemed, or $1,000.00 per share of Preferred Stock, together with any accumulated and unpaid dividends on such Preferred Stock up to, but not including, the redemption date.
Upon the receipt of the aggregate redemption price of the Preferred Stock, the Depositary will redeem those depositary shares, each representing 1/40th of a share of Preferred Stock and evidenced by a depositary receipt (the "Depositary Shares"), held by the public and traded on the NASDAQ Global Select Market under the symbol "BPFHP." There are 2,000,000 Depositary Shares, or $50 million aggregate liquidation preference, currently outstanding. Under the terms of the Depositary Shares, the redemption price will be 100% of the liquidation preference of the Depositary Shares to be redeemed, or $25.00 per Depositary Share, together with any accumulated and unpaid dividends on such Depositary Shares up to, but not including, the redemption date.
Unless the Company defaults in the payment of the Preferred Stock redemption price to the Depositary, dividends on the Preferred Stock and the Depositary Shares will cease to accrue on the Redemption Date. The Preferred Stock and the Depositary Shares will no longer be outstanding after the Redemption Date and all rights of the holders of the Preferred Stock and the Depositary Shares will cease and terminate.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ STEVEN M. GAVEN
	Name:	Steven M. Gaven
	Title:	Executive Vice President, Chief Financial Officer
Date: May 9, 2018